UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2014

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2014, RAIT CRE Conduit II, LLC ("RCCII"), a subsidiary of RAIT Financial Trust ("RAIT"), entered into a master repurchase agreement dated as of January 24, 2014 with UBS Real Estate Securities Inc. ("UBS"), pursuant to which RCCII may sell, and later repurchase, commercial mortgage loans and other assets meeting defined eligibility criteria which are approved by UBS in its reasonable discretion ("Eligible Assets"), in an aggregate principal amount of up to $75.0 million in a revolving facility (the "UBS Facility"). RAIT expects to use the UBS Facility primarily to fund CMBS eligible bridge loans that RAIT originates for sale into future CMBS securitizations. The expiration date of the UBS Facility is January 22, 2016, subject to UBS’ rights and remedies under the UBS Facility. The initial purchase price paid by UBS for any Eligible Asset it purchases is based on a defined percentage of the relevant value under the UBS Facility. RCCII will pay UBS a commitment fee in installments during the first year of the UBS Facility with the first payment on the closing date and subsequent payments every three months thereafter. Each month, payments are made from defined income from the purchased assets in a priority set forth in the UBS Facility, including payment to UBS of a defined price differential applied to the purchase price of each asset under the UBS Facility. Upon termination of the UBS Facility, RCCII will pay UBS an amount by which the price differential paid over the term of the UBS Facility is less than a defined minimum price differential, if applicable. Upon RCCII’s repurchase of a purchased Eligible Asset, RCCII is required to repay UBS the purchase price related to such loan plus any unpaid price differential and any applicable fees.

The UBS Facility contains margin call provisions that provide UBS with certain rights where the applicable percentage of the aggregate asset value of the purchased assets under the UBS Facility is less than the aggregate purchase price for such assets. Under these circumstances, UBS may require RCCII to transfer cash in an amount sufficient to eliminate any margin deficit. The UBS Facility is fully guaranteed by RAIT and requires RAIT to maintain various financial and other covenants and RAIT is a party to the UBS Facility as guarantor.

The UBS Facility contains events of default (subject to certain materiality thresholds and grace periods) customary for this type of transaction, including payment failures; cross defaults in defined circumstances where RCCII, RAIT or any of their significant affiliates are in default under any indebtedness or other contracts exceeding defined limits; bankruptcy or insolvency; breaches of representations, covenants or obligations; breaches of RAIT’s guaranty; the occurrence of a defined material adverse effect or a defined change in control; final judgments in excess of a defined litigation threshold; and failure by RAIT to maintain its status as a real estate investment trust ("REIT"). The remedies for such events of default are also customary for this type of transaction and include the acceleration of the outstanding purchase price of all Eligible Assets then subject to the UBS Facility and the liquidation by UBS of the purchased Eligible Assets then subject to the UBS Facility. The UBS Facility also provides for limitations on RAIT’s ability to make distributions after the occurrence and during the continuation of any event of default; provided that RAIT is permitted to pay dividends in order to meet its REIT distribution requirements.

The foregoing description of the UBS Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the UBS Facility and RAIT’s related guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

January 31, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Master Repurchase Agreement dated as of January 24, 2014 among RAIT CRE Conduit II, LLC, as seller, RAIT Financial Trust, as guarantor, and UBS Real Estate Securities Inc., as buyer.
10.2	Guaranty Agreement, dated as of January 24, 2014, of RAIT Financial Trust in favor of UBS Real Estate Securities Inc.